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                                                                 EXHIBIT (n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 of our report dated April 5, 2006 relating to the financial statements and financial highlights of American General Life Insurance Company Separate Account VL-R and our report dated March 29, 2006 relating to the consolidated financial statements of American General Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
December 11, 2006